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                                                                    EXHIBIT 23.1

                       [HJ & ASSOCIATES, LLC LETTERHEAD]

October 16, 2001

ZiaSun Technologies, Inc.
Board of Directors
5252 North Edgewood Dr., Suite 325
Provo, UT 84604

Ladies and Gentlemen:

    We hereby consent to the use of our report dated March 25, 2000, in Amendment No. 2 to the Form S-4 Registration Statement of ZiaSun Technologies, Inc., a Nevada corporation. We also consent to the use of our name as experts in the Form S-4.

/s/ HJ & Associates, LLC____________
HJ & Associates, LLC
(Formerly Jones, Jensen & Company)
Certified Public Accountants